As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IMPACT BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	85-3926944
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Address of Principal Executive Offices) (Zip Code)

Impact BioMedical, Inc.

2023 Employee, Director, and Consultant Equity Incentive Compensation Plan

(Full title of the plan)

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610
Frank D. Heuszel

Chief Executive Officer

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq.

Jesse L. Blue, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Impact BioMedical, Inc., a Nevada corporation (the “Company”) in connection with the registration of 18,112,079 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes restricted stock awards and options under the Company’s 2023 Employee, Director, and Consultant Equity Incentive Plan and any subsequent amendments (the “2023 Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act’). The reoffer prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that were issued to certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus. The number of shares of Common Stock included in the reoffer prospectus represents shares of Common Stock issued to the selling stockholders pursuant to restricted stock awards and shares of Common Stock issuable pursuant to stock option awards and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The amount of shares to be offered or resold by means of the reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2023 Plan. The documents containing this information will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act. Such documents are not being filed by the Company with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

REOFFER PROSPECTUS

880,000 SHARES OF COMMON STOCK

IMPACT BIOMEDICAL, INC.

This prospectus relates to the reoffer and resale from time to time of up to 880,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Impact BioMedical, Inc., a Nevada corporation (the “Company”), by certain selling stockholders named herein.

The selling stockholders may offer and sell the shares described in this prospectus in a number of different ways and at varying prices. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling stockholders to sell any or all such shares.

The amount of shares of Common Stock to be offered or resold by means of this prospectus by each selling stockholder who is an affiliate of the Company (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

Our Common Stock is traded on NYSE American under the ticker symbol “IBO”. On January 22, 2025, the closing price for our Common Stock as reported by NYSE American was $1.56.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 2 of this prospectus and in any similar section included in the documents incorporated by reference in this prospectus to read about factors you should consider before investing in our securities.

The Securities and Exchange Commission (the “Commission”) may take the view that, under certain circumstances, the selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise mentioned or unless the context requires otherwise, all references in this reoffer prospectus to “Impact,” the “Company,” “we,” “us,” “our,” or similar terms refer to Impact BioMedical, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

The date of this prospectus is January 24, 2025.

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We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses that we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders may offer to sell, and seek offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights certain information in this prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the notes thereto and the other information incorporated by reference into this prospectus before deciding to invest in our shares of Common Stock. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements”.

Impact Biomedical, Inc. (the “Company” or “IBIO”) currently is a holding company operating mainly through our majority owned subsidiary, Global BioLife, Inc., which was incorporated on April 14, 2017. The Company is committed to both funding research and developing intellectual property portfolio. We currently focus on research in three main areas: (i) development of a universal therapeutic drug platform; (ii) a new sugar substitute; and (iii) a multi-use fragrance.

Our Company

IBIO discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, co-development, joint ventures, and other relationships. Currently, our operations are conducted, and our assets are owned through our principal subsidiaries: (i) Global BioLife, Inc. (“Global BioLife”), which was incorporated on April 14, 2017, (ii) Impact BioLife Science, Inc. (“Impact BioLife”), which was incorporated on August 28, 2020, (iii) Global BioMedical, Inc. (“Global BioMedical”), which was incorporated on April 18, 2017, and (iv) Sweet Sense, Inc. (“Sweet Sense”), which was incorporated on April 30, 2018.

By leveraging technology and new science with strategic partnerships, we provide advances in biopharmaceuticals and over the counter direct to consumer wellness offerings, and drug discovery for the prevention, inhibition, and treatment of neurological, oncology and immuno-related diseases.

In addition to our existing efforts, we continually search and evaluate other potential new offerings to add to our portfolio.

Our business model includes partnering and potentially direct sales for commercialization and distribution. Potential licensors and development partners include pharmaceutical, consumer packaged goods companies and others, who would commercialize IBIO technologies in exchange for milestone, and royalty licensing payments.

Below is a list of our principal subsidiaries:

●	Impact BioLife Science, Inc.;
●	Global Biomedical, Inc.;
●	Global BioLife, Inc.; and
●	Sweet Sense, Inc.

Impact BioLife Science, Inc. We are the sole owner of the outstanding equity of Impact BioLife Science, Inc.

Global Biomedical, Inc. We own 90.9% of Global Biomedical, Inc. outstanding equity.

Global BioLife, Inc. Through our majority owned subsidiary Global Biomedical, Inc., we own 81.8% of the outstanding equity of Global BioLife, Inc.

Sweet Sense, Inc. We are the owner of 95.5% of the outstanding equity of Sweet Sense.

About This Offering

This offering relates to the resale by the selling stockholders of up to 880,000 shares of Common Stock. The selling stockholders have acquired or will acquire such shares pursuant to grants made pursuant to the 2023 Plan.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider all of the information set forth in this reoffer prospectus, including our financial statements and notes thereto and the other information incorporated by reference into this reoffer prospectus, and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, before you decide to purchase our securities. If any of these risks actually occur, our business, financial conditions, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Impact BioMedical, Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

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SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 880,000 shares of Common Stock issued to the selling stockholders, or underlying equity awards issued to the selling stockholders, under our 2023 Plan. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling stockholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The number of shares to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Notwithstanding the foregoing, in the event the selling stockholder is an “affiliate” (as such term is defined in the Securities Act) the amount of shares to be reoffered or resold by means of this prospectus by the selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder as of January 24, 2025, (ii) the number of shares to be offered for resale by each selling stockholder and (iii) the number and percentage of shares of Common Stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling stockholders also are sold.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Unless otherwise noted, all shares of Common Stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be. Unless otherwise indicated, the address for each of the selling stockholders named below is c/o Impact BioMedical, Inc. 1400 Broadfield Blvd., Suite 130 Houston, TX 77084.

Name of Selling Stockholder	Number of Shares Beneficially Owned (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2) (3)	Number of Shares Beneficially Owned After the Offering (1)	% Owned After the Offering * (1)
Frank D. Heuszel	4,779	300,000	304,779	2.6%

Mark Suseck	-	400,000	400,000	3.5%

Todd D. Macko	122	15,000	15,122	**

Travis Heuszel	291	15,000	15,291	**

Jason Grady	182	25,000	25,182	**

Elise Brownell	-	25,000	25,000	**

Melissa Simms	-	25,000	25,000	**

Christian Zimmerman	-	25,000	25,000	**

David Keene	-	25,000	25,000	**

Castel Hibbert	-	25,000	25,000	**

*	calculated based on 11,503,955 shares of Common Stock outstanding as of January 23, 2025.

**	denotes less than 1%.

(1) Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of such security. Certain shares of Common Stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of Common Stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of Common Stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of Common Stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding as of the date hereof.

(2) These are designated as “restricted securities” as such term is defined in General Instruction C to Form S-8.

(3) Includes shares of Common Stock underlying stock option and restricted stock awards irrespective of whether such stock option and restricted stock awards will vest more than 60 days after the date hereof.

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PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our Common Stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our Common Stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the selling stockholders may be effected: in one or more transactions that may take place on The NYSE American (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on The NYSE American; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be affected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our Common Stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such shares of Common Stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged shares of Common Stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The amount of shares to be reoffered or resold by means of this prospectus by each selling stockholder who is an affiliate of the Company (as defined in Rule 405 promulgated under the Securities Act), and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock of the selling stockholders.

Although the shares of Common Stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling stockholders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Common Stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements for the years ended December 31, 2023, and 2022 incorporated by reference in this prospectus have been audited by Grassi & Co., CPAs, P.C, an independent registered public accounting firm, as stated in the report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are also available to you on the Commission’s website at http://www.sec.gov. We maintain a website at www.impbio.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this reoffer prospectus. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 20, 2024;

● our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024  filed with the Commission on May 10, 2024, August 13, 2024 and November 12, 2024, respectively;

● our Current Reports on Form 8-K filed with the Commission on January 22, 2024, June 7, 2024, September 17, 2024, October 8, 2024 and November 4, 2024; and

● the description of the Company’s Common Stock and warrants contained in the Form 8-A/A filed with the Commission on August 23, 2024, including any amendments thereto or reports filed for the purposes of updating this description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this reoffer prospectus from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on these who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

880,000 shares of

Common Stock

January 24, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 20, 2024;

● our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the Commission on May 10, 2024, August 13, 2024 and November 12, 2024, respectively;

● our Current Reports on Form 8-K filed with the Commission on January 22, 2024, June 7, 2024, September 17, 2024, October 8, 2024 and November 4, 2024; and

● the description of the Company’s Common Stock and warrants contained in the Form 8-A/A filed with the Commission on August 23, 2024, including any amendments thereto or reports filed for the purposes of updating this description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this reoffer prospectus from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

We will provide without charge to each person to whom documents are being provided pursuant to Part I of this Registration Statement, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to:

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610
Frank D. Heuszel

Chief Executive Officer

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1**	Amended and Restated Articles of Incorporation of Impact BioMedical, Inc. dated July 29, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1/A, filed on August 20, 2024)

3.2**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1/A, filed on August 20, 2024)

3.3**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Form S-1/A, filed on August 20, 2024)

3.4**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Form S-1/A, filed on August 20, 2024)

3.5**	Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Form S-1/A, filed on August 20, 2024)

3.6**	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Form S-1/A, filed on August 20, 2024)

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

10.1**	Share Exchange Agreement dated as of April 27, 2020, among Document Security Systems, Inc., DSS BioHealth Security, Inc., Singapore Development Limited and Global BioMedical Pte Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Form S-1/A, filed on August 20, 2024)

10.2**	Subscription Agreement dated December 19, 2020, between the Company and BioMed Technologies Asia Pacific Holdings Limited (incorporated by reference to Exhibit 10.2 to the Company’s Form S-1/A, filed on August 20, 2024)

10.3**	Promissory Note with Dustin Michael Crum dated February 21, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Form S-1/A, filed on August 20, 2024)

10.4**	Stock Purchase Agreement dated March 15, 2021 between the Company and Vivacitas Oncology Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Form S-1/A, filed on August 20, 2024)

10.5**	Convertible Promissory Note dated May 14, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Form S-1/A, filed on August 20, 2024)

10.6**	Revolving Promissory Note dated December 31, 2020 (incorporated by reference to Exhibit 10.6 to the Company’s Form S-1/A, filed on August 20, 2024)

10.7**	Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated August 15, 2018 (incorporated by reference to Exhibit 10.7 to the Company’s Form S-1/A, filed on August 20, 2024)

10.8**	Addendum to Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated November 27, 2018 (incorporated by reference to Exhibit 10.8 to the Company’s Form S-1/A, filed on August 20, 2024)

10.9**	Distribution Agreement by and between BioMed Technologies Asia Pacific Holdings Limited and Impact BioMedical, Inc., dated December 9, 2020 (incorporated by reference to Exhibit 10.9 to the Company’s Form S-1/A, filed on August 20, 2024)

10.10**	Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated April 26, 2017 (incorporated by reference to Exhibit 10.10 to the Company’s Form S-1/A, filed on August 20, 2024)

10.11**	Amendment No. 1 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated May 22, 2018 (incorporated by reference to Exhibit 10.11 to the Company’s Form S-1/A, filed on August 20, 2024)

10.12**	Amendment No. 2 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated August 2020 (incorporated by reference to Exhibit 10.12 to the Company’s Form S-1/A, filed on August 20, 2024)

10.13**	Impact BioLife Science, Inc. Stockholders Agreement among Impact BioLife Science, Inc., Impact BioMedical, Inc. and GRDG Sciences, LLC, dated December 11, 2020 (incorporated by reference to Exhibit 10.13 to the Company’s Form S-1/A, filed on August 20, 2024)

10.14**	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated May 16, 2022 (incorporated by reference to Exhibit 10.14 to the Company’s Form S-1/A, filed on August 20, 2024)

10.15**	Amendment No. 1 to Revolving Promissory Note dated December 31, 2021 (incorporated by reference to Exhibit 10.15 to the Company’s Form S-1/A, filed on August 20, 2024)

10.16**	Amendment No. 2 to Revolving Promissory Note dated March 31, 2022. (incorporated by reference to Exhibit 10.16 to the Company’s Form S-1/A, filed on August 20, 2024)

10.17**	License Agreement with ProPhase Labs, Inc. dated March 17, 2022. (incorporated by reference to Exhibit 10.17 to the Company’s Form S-1/A, filed on August 20, 2024)

10.18**	License Agreement with ProPhase Labs, Inc. dated July 18, 2022 (incorporated by reference to Exhibit 10.18 to the Company’s Form S-1/A, filed on August 20, 2024)

10.19**	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated February 15, 2022 (incorporated by reference to Exhibit 10.19 to the Company’s Form S-1/A, filed on August 20, 2024)

10.20**	Share Exchange Agreement between Impact BioMedical, Inc. and DSS BioHealth Security, Inc. (incorporated by reference to Exhibit 10.20 to the Company’s Form S-1/A, filed on August 20, 2024)

10.21	Amendment to Promissory Note effective January 18, 2024 between Impact BioMedical, Inc. and DSS, Inc.

14.1**	Impact BioMedical, Inc. Employee Handbook (incorporated by reference to Exhibit 14.1 to the Company’s Form S-1/A, filed on August 20, 2024)

21.1**	List of subsidiaries of Impact BioMedical, Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Form S-1/A, filed on August 20, 2024)

23.1	Consent of Grassi & Co., CPAs, P.C.

23.2	Consent of Sichenzia Ross Ference LLP (included as part of Exhibit 5.1).

99.1	Charter of the Compensation Committee

99.2	Charter of the Audit Committee

99.3	Charter of the Nominating and Corporate Governance Committee

107*	Filing Fee Table

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, TX of on January 24, 2025.

IMPACT BIOMEDICAL, INC.

By	/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank D. Heuszel as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank D. Heuszel
Frank D. Heuszel	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and President	January 24, 2025

/s/ Jason Grady
Jason Grady	Director	January 24, 2025

/s/ Todd D. Macko
Todd D. Macko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer	January 24, 2025

/s/ Mark Suseck
Mark Suseck	Chief Operating Officer	January 24, 2025

/s/ Dr. Elise Brownell
Dr. Elise Brownell	Director	January 24, 2025

/s/ Melissa Sims
Melissa Sims	Director	January 24, 2025

/s/ Castel Hibbert
Castel Hibbert	Director	January 24, 2025

/s/ Christian Zimmerman
Christian Zimmerman	Director	January 24, 2025

/s/ David Keene
David Keene	Director	January 24, 2025

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